  Exhibit 99.2

American Resources Corporation Announces Pricing of $3.8 Million Offering of Common stock and Warrants

August 23, 2019 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / August 23, 2019 / American Resources Corporation (NASDAQ: AREC), a supplier of raw materials to the rapidly growing global infrastructure marketplace, with a primary focus on the extraction, processing, transportation and distribution of metallurgical coal to the steel industry, announced today the pricing of an underwritten public offering of 3,600,000 shares of its Class A Common Stock and warrants to purchase up to an aggregate of 3,600,000 shares of Class A Common Stock. Each share of Class A Common Stock is being sold together with one warrant to purchase one share of Class A Common Stock at a combined effective price to the public of $1.05. Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $3.8 million.

The warrants will be exercisable immediately at an exercise price of $1.20 per share and will expire five years from the date of issuance. The shares of Class A Common Stock and the accompanying warrants, can only be purchased together in the offering, but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on or about August 27, 2019, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

American Resources has granted the underwriter an over-allotment option, exercisable for a period of 45 days, to purchase up to 540,000 additional shares of its common stock and/or 540,000 warrants. The offering is expected to close on or about August 27, 2019, subject to satisfaction of customary closing conditions.

The securities described above are being offered by American Resources pursuant to a registration statement (File No. 333-230786) previously filed and declared effective by the Securities and Exchange Commission (SEC). The securities are being offered by means of a prospectus supplement and accompanying prospectus, forming part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Electronic copies of the preliminary prospectus supplement and accompanying prospectus are also available on the website of the SEC at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About American Resources Corporation

American Resources Corporation is a supplier of raw materials to the rapidly growing global infrastructure marketplace. The company’s primary focus is on the extraction, processing, transportation and selling of metallurgical coal and pulverized coal injection (PCI) to the steel industry. AREC’s operations are based in the Central Appalachian basin of eastern Kentucky and southern West Virginia, where premium quality metallurgical products are located.

The company’s business model is based on running a streamlined and efficient operation to economically extract and deliver resources to meet its customers’ demands. By running operations with low or no legacy costs, American Resources Corporation works to maximize margins for its investors while being able to scale its operations to meet the growth of the global infrastructure market.

Website:
http://www.americanresourcescorp.com

Institutional/Retail/Individual Contact:
PCG Advisory
Adam Holdsworth
646-862-4607
adamh@pcgadvisory.com
www.pcgadvisory.com

American Capital Ventures
Howard Gostfrand, President
305-918-7000 – Office
hg@amcapventures.com
www.amcapventures.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

Source: American Resources Corporation